EXHIBIT 99.1

      Certification of Chief Executive Officer and Chief Financial Officer
            Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002



Barry E. Backhaus, Chairman, President and Chief Executive Officer, and Katherine A. Bousquet, Vice President/Treasurer of First Federal Bankshares, Inc. (the "Company") each certify in his or her capacity as an officer of the Company that he or she has reviewed the Annual Report of the Company on Form 10-K for the year ended June 30, 2002 and that to the best of his or her knowledge:

1. the report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934; and

2. the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.


September 30, 2002                                   /s/ Barry E. Backhaus
------------------------                             --------------------------
Date                                                 Barry E. Backhaus
                                                     Chairman, President and
                                                        Chief Executive Officer


September 30, 2002                                   /s/ Katherine A. Bousquet
------------------------                             --------------------------
Date                                                 Katherine A. Bousquet
                                                     Vice President/Treasurer
                                                     (Chief Financial Officer)